                                                                    EXHIBIT 99.1

             AMERICAN ORIENTAL BIOENGINEERING REPORTS FOURTH QUARTER
                      AND FULL YEAR 2006 FINANCIAL RESULTS

       -- REVENUE INCREASED 108.7% TO $41.3 MILLION IN 4Q06 AND 101.3% TO
                           $110.2 MILLION IN FY06 --
       -- 4Q06 NET INCOME INCREASED 161.1% TO $10.9 MILLION, OR $0.17 PER
                                DILUTED SHARE --
       -- FY06 NET INCOME INCREASED 117.5% TO $29.2 MILLION, OR $0.46 PER
                                DILUTED SHARE --
           -- COMPANY PROVIDES FINANCIAL OUTLOOK FOR 1Q07 AND FY07 --

NEW YORK, MARCH 12, 2007 -- American Oriental Bioengineering, Inc. (NYSE: AOB), a leading manufacturer and distributor of plant-based pharmaceutical and nutraceutical products, today announced financial results for the fourth quarter and fiscal year ended December 31, 2006.

Revenue for the fourth quarter of 2006 increased 108.7% to $41.3 million from $19.8 million in the fourth quarter of 2005. Revenue growth reflects continued demand for the Company's leading PBP and PBN products, as well as a $12.7 million contribution from the GLP acquisition. Revenue from PBP products increased 159.2% to $31.5 million from $12.1 million in the prior year's fourth quarter, driven by increased demand for Shuanghuanglian Injection Powder, Cease Enuresis Soft Gel and UrinStopper Patch. Revenue from PBN products increased 28.4% to $9.8 million from $7.6 million from the fourth quarter of 2005, due to increased demand for the Company's Protein Peptide products.

Gross profit in the fourth quarter of 2006 increased 116.0% to $27.2 million from $12.6 million in the fourth quarter of 2005. Gross margin increased 220 basis points to 65.9% from 63.7% in the prior year's period. The increase in gross profit was a result of higher sales, improved gross margins and operating efficiencies across PBP and PBN businesses.

Operating expenses in the fourth quarter increased 112.6% to $13.6 million compared to $6.4 million in the prior year period. This increase was primarily due to increased marketing materials, payroll and shipping expenses commensurate with sales growth. Additionally, the Company continued to increase advertising expenditure as it invests in brand strength, particularly related to products acquired with the GLP business. Operating income for the fourth quarter increased 119.6% to $13.6 million from $6.2 million in the fourth quarter of 2005. Operating margin as a percent of sales in the fourth quarter increased 170 basis points to 33.1% compared to 31.4% in the prior year period.

Net Income for the fourth quarter of 2006 increased 161.1% to $10.9 million, or $0.17 per diluted share, compared to $4.2 million, or $0.10 per diluted share, in the prior year's period.

FISCAL 2006 FINANCIAL RESULTS
Revenue for fiscal 2006 surpassed $100 million in sales, increasing 101.3% to $110.2 million from $54.7 million in 2005. Net Income for 2006 increased 117.5% to $29.2 million, or $0.46 per diluted share, compared to $13.4 million, or $0.31 per diluted share, in the prior year.

Mr. Tony Liu, Chairman and Chief Executive Officer of American Oriental Bioengineering commented, "We are pleased to report another strong quarterly and fiscal year performance. Revenue exceeded $41 million in the fourth quarter and exceeded $110 million for the year reflecting continued strong growth in both PBP and PBN product categories. In 2006 we focused on a number of core strategic initiatives including improving the breadth and quality of our product portfolio, penetrating new markets and rationalizing our administrative, manufacturing and distribution cost structures. We achieved success in these areas through accretive acquisitions and through a program of continuous internal efficiency improvements."

FISCAL 2007 FINANCIAL UPDATE
For the first quarter of fiscal 2007, the company anticipates revenue to be in the range of $24 to $25 million and anticipates diluted earnings per share of approximately $0.10. This is based on a diluted share count of approximately
66.5 million shares outstanding.

For the 2007 fiscal year, the Company anticipates revenue to be in the range of $143-$147 million. This guidance does not account for any potential acquisitions in 2007.

Mr. Liu concluded, "Moving into 2007, we intend to continue to market our leading brands, develop new products and line extensions, further expand our channels of distribution, identify further cost savings throughout our business and pursue acquisitions that will be complimentary to our current business. We are committed to remaining a leader and innovator in the area of women's health and believe our initiatives in 2007 will continue to enhance our performance and expand our presence in the marketplace. We are energized with our opportunities and will continue to work aggressively to maximize return for our shareholders."

The Company will conduct a conference call to discuss the fourth quarter and 2006 full year results today, Monday, March 12, 2007 at 4:30 p.m. ET. Listeners may access the call by dialing #800-817-4887 or #913-981-4913 for international callers. A replay of the call will be available through March 19, 2007. Listeners may access the replay by dialing #800-203-1112 or #719-457-0820 for international callers, passcode 1894285. A live webcast of the call will be broadcast at www.viavid.net.

ABOUT AMERICAN ORIENTAL BIOENGINEERING INC.
American Oriental Bioengineering Inc. (AOB) is engaged in the development and production of plant-based pharmaceutical products and plant-based nutraceutical products widely distributed throughout China. For more information, visit http://www.bioaobo.com.

This news release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to, product and service demand and acceptance, changes in technology, economic conditions, the impact of competition and pricing, government regulation, and other risks contained in statements filed from time to time with the Securities and Exchange Commission. All such forward-looking statements, whether written or oral, and whether made by or on behalf of the company, are expressly qualified by the cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

Contact Information:
Bill Zima & Ashley Ammon MacFarlane
Integrated Corporate Relations, Inc.
203 682 8200

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
                            AMERICAN ORIENTAL BIOENGINEERING, INC. AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF INCOME FOR THE QUARTERS AND YEARS ENDED
                                          DECEMBER 31, 2006 AND 2005


                                                     FOURTH QUARTER
                                             ------------------------------                   YEAR
                                                 2006              2005              2006              2005
                                             ------------      ------------      ------------      ------------
                                                       UNAUDITED                            AUDITED

REVENUES                                     $ 41,258,250        19,770,068      $110,182,092        54,732,557
COST OF GOODS SOLD                             14,054,600         7,178,395        38,318,223        20,524,201
                                             ------------      ------------      ------------      ------------
GROSS PROFIT                                   27,203,650        12,591,673        71,863,869        34,208,356
                                             ------------      ------------      ------------      ------------

Selling and marketing                           2,988,430         1,160,557         8,876,829         3,216,545
Advertising                                     6,339,751         3,077,562        15,174,125         5,238,186
General and administrative                      3,904,796         2,107,433        10,446,740         7,076,139
Depreciation and amortization                     334,646            35,838           988,488           337,537
                                             ------------      ------------      ------------      ------------
Total operating expenses                       13,567,623         6,381,390        35,486,182        15,868,407
                                             ------------      ------------      ------------      ------------
INCOME FROM OPERATIONS                         13,636,027         6,210,283        36,377,687        18,339,949

INTEREST INCOME (EXPENSE), NET                     23,756          (545,896)          574,172          (505,822)
OTHER INCOME (EXPENSE), NET                      (349,425)             (176)         (333,798)           (6,876)
                                             ------------      ------------      ------------      ------------
INCOME BEFORE INCOME TAXES                     13,310,358         5,664,211        36,618,061        17,827,251
   INCOME TAXES                                 2,403,691         1,486,500         7,416,915         4,400,870
                                             ------------      ------------      ------------      ------------

NET INCOME                                   $ 10,906,667         4,177,711      $ 29,201,146        13,426,381
                                             ============      ============      ============      ============

NET INCOME PER COMMON SHARE
     BASIC                                   $       0.18              0.10              0.47              0.31
     DILUTED                                 $       0.17              0.10              0.46              0.31
                                             ------------      ------------      ------------      ------------
WEIGHTED AVERAGE NUMBER OF COMMON SHARES
    OUTSTANDING
     BASIC (IN MILLIONS)                             64.1              43.8              62.7              43.8
     DILUTED (IN MILLIONS)                           65.5              43.8              62.9              43.8
                                             ------------      ------------      ------------      ------------

             AMERICAN ORIENTAL BIOENGINEERING, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS


                                     ASSETS

                                                            DECEMBER 31,
                                                       2006             2005
                                                   ------------     ------------

CURRENT ASSETS
Cash and cash equivalents                          $ 87,784,419     $ 57,532,049
Accounts receivable, net                             11,141,057        8,168,420
Inventories, net                                     10,684,316        4,916,500
Advances to suppliers and prepaid expenses            1,950,101        3,494,320
Notes receivable                                      3,238,161               --
Other receivables                                        37,545          102,611
Due from employees                                      585,050          409,159
Deferred consulting expenses                            166,600          752,620
                                                   ------------     ------------
           Total Current Assets                     115,587,249       75,375,679
                                                   ------------     ------------

LONG-TERM ASSETS
Plant and equipment, net                             32,194,957       13,386,439
Land use rights, net                                 32,937,743        7,925,763
Construction in progress                                326,121        1,655,349
Deferred tax assets                                   1,797,153          614,336
Licenses, net                                           383,755          464,673
Goodwill                                              1,933,100               --
Long-term investment and advance                        113,868               --
                                                   ------------     ------------
       Total Long-Term Assets                        69,686,697       24,046,560
                                                   ------------     ------------

   TOTAL ASSETS                                    $185,273,946     $ 99,422,239
                                                   ============     ============

                              AMERICAN ORIENTAL BIOENGINEERING, INC. AND SUBSIDIARIES
                                            CONSOLIDATED BALANCE SHEETS


                                       LIABILITIES AND SHAREHOLDERS' EQUITY

                                                                                              DECEMBER 31,
                                                                                         2006             2005
                                                                                     ------------     ------------
CURRENT LIABILITIES
Accounts payable                                                                     $  2,871,981     $  1,230,767
Other payables and accrued expenses                                                     4,549,867        1,604,096
Taxes payable                                                                           2,211,542        1,485,872
Short-term bank loans                                                                   8,314,679        3,717,380
Current portion of long-term bank loans                                                 1,450,905               --
Customer deposits                                                                       2,263,654          355,975
Notes payable                                                                              66,216               --
Other liabilities                                                                       1,606,334           27,036
                                                                                     ------------     ------------
            Total Current Liabilities                                                  23,335,178        8,421,126
                                                                                     ------------     ------------

LONG-TERM LIABILITIES
Long-term bank loans, net of current portion                                              915,909               --
Long-term notes payable                                                                   255,836               --
Deferred tax liabilities                                                                4,580,698          232,505
Other liabilities                                                                           9,083           23,018
                                                                                     ------------     ------------
          Total Long-Term Liabilities                                                   5,761,526          255,523
                                                                                     ------------     ------------
   TOTAL LIABILITIES                                                                   29,096,704        8,676,649
                                                                                     ------------     ------------

COMMITMENTS

SHAREHOLDERS' EQUITY
Preferred stock, $0.001 par value; 2,000,000 shares authorized; 1,000,000 shares
   issued and outstanding at December 31, 2006 and 2005                                     1,000            1,000
Common stock, $0.001 par value; 150,000,000 shares authorized;
   64,230,369 and 57,109,188 shares issued and outstanding, at
   December 31, 2006 and 2005, respectively                                                64,230           57,109
Stock to be issued                                                                        599,069          141,044
Additional paid-in capital                                                             92,307,960       59,491,393
Retained earnings (the restricted portion is $8,498,766 and
   $4,104,115 at December 31, 2006 and 2005, respectively)                             58,826,911       29,625,765
Accumulated other comprehensive income                                                  4,378,072        1,429,279
                                                                                     ------------     ------------
Total Shareholders' Equity                                                            156,177,242       90,745,590
                                                                                     ------------     ------------
    TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                       $185,273,946     $ 99,422,239
                                                                                     ============     ============

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